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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         SUBMICRON SYSTEMS CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                        13-3607944
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(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)



6330 Hedgewood Drive - #150
Allentown, Pennsylvania                                          18106
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(Address of principal executive office)                       (Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

                                     None.


Securities registered pursuant to Section 12(g) of the Act:

                   8% Convertible Subordinated Notes Due 2002




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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's 8% Convertible Subordinated Notes Due 2002 set forth under the caption "Description of the Exchange Notes" in the Registrant's Registration Statement on Form S-4 (File No. 333-38741), as amended, is incorporated herein by reference.


Item 2.  Exhibits.

         1. Form of 8% Convertible Subordinated Note Due 2002 (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-38741).

         2. Indenture between the Registrant and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (File No. 333-38741).







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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        SUBMICRON SYSTEMS CORPORATION


Dated:  November 14, 1997                  By:  /S/ DAVID J. FERRAN
                                              ---------------------------
                                              David J. Ferran, President

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